Exhibit 10.3

PUT OPTION AGREEMENT

PUT OPTION AGREEMENT, dated as of August 2, 2007, between Callisto Pharmaceuticals, Inc., a Delaware company (the “Company”), and the purchaser (the “Purchaser”) of certain shares of the Company’s Series B Convertible Preferred Stock, $.001 par value (“Series B Stock”) whose name appears on the signature page hereof.

WHEREAS, subject to the terms and conditions specified in that certain Securities Purchase Agreement entered into on one or more dates including the date hereof between the Company and certain investors (the “Investors”) including the Purchaser (the “Securities Purchase Agreement”), the Purchaser has agreed to purchase from the Company and the Company has agreed to issue and to sell to the Purchaser the number of shares of Series B Stock set forth on the signature page hereto (the “Shares”), together with three year Warrants to purchase shares of the Company’s common stock for $0.70 per share (the “Warrants”) on the basis of 20 Warrants for each Share purchased;

WHEREAS,    the Investors, including the Purchaser, have been designated “Lead Investors” under the terms of the Securities Purchase Agreement;

WHEREAS, the Lead Investors as a group will purchase and the Company will issue and sell to the Lead Investors an aggregate of 1,000,000 Shares and 20,000,000 Warrants; and

WHEREAS, in consideration of, and as a material inducement to, the Purchaser to enter into the transactions contemplated under the Securities Purchase Agreement, the Company has agreed to provide the Lead Investors with the benefits of certain mandatory redemption and other rights set forth herein and the Lead Investor Escrow Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.                                       Definitions.

All capitalized terms used herein and not otherwise defined herein shall have the meanings for such terms as set forth in the Securities Purchase Agreement.  In addition, the following terms shall have the meanings indicated for the purposes of this Put Option Agreement:

“Beneficially Own” shall mean, with respect to any securities, having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open for business.

“Common Stock Equivalent” means securities (including, without limitation, options, warrants and evidences of indebtedness) that are outstanding at the time of a determination that are directly or indirectly convertible into, or exchangeable or exercisable for, shares of Common Stock.

“Issue Date” shall mean August 2, 2007.

“Issue Price” shall equal $10.00 per Share at the Issue Date, and thereafter shall be subject to adjustment as provided in Section 4.

“Lead Investors Escrow Account” means the escrow account maintained by the Lead Investors Escrow Agent.

“Lead Investors Escrow Agent” means StockTrans, Inc.

“Lead Investors Escrow Agreement” means the escrow agreement among the Company, the Lead Investors Escrow Agent and the Lead Investors.

“Lead Investors Escrow Amount” means a minimum of $8,480,000 of the net proceeds from the sale of the Shares and Warrants to the Lead Investors.

“Permitted Transfer” means, with respect to any Person, (i) a Transfer to a trust for the benefit of such Person’s spouse or issue or to a family partnership, limited liability company or similar entity of which the members are solely such Person. or such Person’s spouse or issue and as to which such Person exercises voting control, (ii) a Transfer to an Affiliate of such Person, (iii) a Transfer between Lead Investors, or (iv) if such Person is a limited or general partnership, a Transfer to its partners in connection with a distribution of securities held by such Person to its partners.

“Person” means any individual, company, limited liability company, limited or general partnership, joint venture, association, joint-stock company or other business entity, trust, unincorporated organization or government or any agency or political subdivisions thereof

“Put Exercise Notice” shall have the meaning set forth in Section 2(a).

“Put Trigger Event” shall have the meaning set forth in Section 2(a).

“Stock” means (i) any shares of Common Stock and (ii) any Common Stock Equivalents, in each case, whether owned on the date hereof or acquired hereafter by a shareholder.

“Transfer” as to any Stock, means to sell, or in any other way directly or indirectly transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily.

2.                                       Put Option.

(a)                                  Subject to the conditions set forth in this Section 2 and prior to the termination of the put rights in accordance with Section 3, below, upon notice (“Put Exercise Notice”) from the Purchaser to the Escrow Agent and the Company within thirty (30) days (“Put Trigger Notice”) of the Company giving written notice of the occurrence of any of the events set forth in paragraphs 2(a)(i) to (iii) (each a “Put Trigger Event”), the Purchaser shall have the right to require the Company to redeem the number of Shares (the “Put Shares”) and sixteen (16) of the Warrants multiplied by the number of such Shares (the “Put Warrants”) set forth in the Put Exercise Notice for the Issue Price multiplied by the number of Put Shares (the “Put Consideration”), payable in cash as set forth in Section 2(b).  Any remaining Warrants held by the Purchaser shall not be redeemable, cancelable or callable by the Company.

The Purchaser shall have the right to require redemption of the Put Shares and Put Warrants pursuant to this Section 2 only upon the occurrence of any of the following events:

(i)            the Company shall have not received the approval of its common stockholders of the issuance of Shares of Common Stock issuable upon the Conversion of the Shares or the exercise of the Warrants (the “Underlying Shares”) by 5:00 pm New York time on September 30, 2007; or

(ii)           The American Stock Exchange (“AMEX”) shall not have approved the Listing of Additional Securities application filed by the Company relating to the Underlying Shares by 5:00 pm New York time on September 30, 2007 (for a reason other than the Purchaser failing to timely provide AMEX with information reasonably requested by AMEX Listing Qualification as part of their review of the application); or

(iii)          AMEX or the Company delists the Company’s Common Stock on or before 5:00 pm New York time on September 30, 2007.

(b)                                 The Company shall notify the Lead Investors promptly in writing following the occurrence of any of the Put Trigger Events. The Put Shares and Put Warrants shall be redeemed by the Company within ten (10) days after receipt by the Company of the Put Exercise Notice from the Purchaser.  Payment to the Purchaser for the Put Shares and Put Warrants shall first be made out of the Lead Investors Escrow Amount attributable to such Purchaser in accordance with the terms of the Lead Investors Escrow Agreement.  If the funds in the Lead Investors Escrow Account are insufficient to redeem all of the Put Shares and the Put Warrants, and the Company does not have sufficient legally available funds for redemption pursuant to this Section 2, as reasonably determined by the Board, to redeem all of the Put Shares and the Put Warrants, the Company shall first redeem that number Put Shares for the Put Consideration determined by the Board to be legally permissible and the Company shall issue a promissory note (a “Promissory Note”) in favor of the Purchaser delivering a Put Option Notice in a principal amount equal to (i) the funds required to redeem the Put Shares and Put Warrants in full less (ii) the Put Consideration actually paid to such Purchaser.  The Promissory Note shall bear interest at a rate of 2% per month for a period of six (6) months from the date of issuance and shall increase to 3% per month for each month thereafter.  The Promissory Note shall contain such other terms as agreed to between the Purchaser and the Company.  Once the Company has paid the entire unpaid principal amount and any accrued and unpaid interest on the Promissory Note, the Purchaser shall deliver any remaining Put Shares or Put Warrants not previously delivered to the Company for redemption in full.  During the period beginning on the date the Company receives a Put Exercise Notice and until all Put Shares and Put Warrants set forth in such Notice have been redeemed, the Company shall not, without the written consent of each Lead Investor, (i) make any capital expenditures in excess of the amount approved by the Board in the Company’s annual budget, (ii) acquire any entity or any assets of any business in any transaction or series of related transactions if the aggregate acquisition price is greater than $1,000,000, or (iii) make any distributions to its equity holders.

3.                                       Termination of Put Option.

The rights of the Purchaser under Section 2 shall terminate and be of no further force or effect if:

(a)                                  No Put Trigger Event shall have occurred on or before 5:00 pm New York time, September 30, 2007 and the Company has provided each Purchaser with written confirmation to such effect; or

(b)                                 The Purchaser has not provided the Company with a Put Exercise Notice on or before 5:00 pm New York time on the 30th day following the Company giving notice of a Put Trigger Event.

4.                                       Redemption of Warrants.          Beginning two (2) years after the date on which the Purchaser has converted or disposed of all of their Shares, the Company shall have the right, on twenty (20) Business Days notice to the Purchaser (a “Redemption Notice” and the date such notice is received by the Purchaser, the “Redemption Notice Date”, to redeem any portion of the Warrants then held by the Purchaser for $0.0001 per Warrant provided that the Warrants shall not be redeemable by the Company if the Put Option has been exercised and the Company has paid the Issue Price to the Purchaser pursuant to Section 2 herein.

5.                                       Miscellaneous.

(a)                                  Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

(b)                                 Specific Enforcement.   The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

(c)                                Entire Agreement.   This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby.

(d)                               Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(e)                                  Notices and Other Communications.   All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

If to the Company:

Gary Jacob

420 Lexington Avenue, Suite 1609

New York, NY 10170

(212) 297-0010

With a copy to:

Jeffrey Fessler

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, NY 10006

(212) 930-9700

If to the Purchaser at the address set forth on the signature page hereof.

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. All such notices, requests, consents and other communications, if sent via facsimile shall be deemed to have been given when received, if sent by overnight courier shall be deemed to have been given one (1) Business Day after deposit with such overnight courier and if sent via U.S. mail, shall be deemed to have been given three (3) Business Days after deposit in a U.S. postal depository.

(f)                                    Amendments; Waiver.   This Agreement may be amended only by written agreement between the Company and the Purchaser.  No provision of this Agreement may be waived, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver or discharge is sought or by parties with the right to consent to such waiver or discharge on behalf of such party.

(g)                                 Cooperation; Further Assurances.

(i)            The Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

(ii)           The Company shall take all actions necessary to ensure that the Certificate of Incorporation and By-Laws of the Company do not at any time conflict with the provisions of this Agreement.

(h)                                 Successors and Assigns.   All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.  Notwithstanding the foregoing, the Purchaser may not assign the benefits of this Agreement without the Company’s prior written consent, unless such assignment is coupled with an assignment of all Shares and Warrants Beneficially Owned by the Purchaser, or such assignment is a Permitted Transfers.

(i)                                     Survival.   All covenants, agreements, representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions occurring on the Closing shall survive the Closing and the delivery of the Transaction Documents, regardless of any investigation made by or on behalf of any party.

(j)                                     Governing Law.    THIS AGREEMENT AND THE SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(k)                                  Submission to Jurisdiction.    Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United State of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

(l)                                   Service of Process.    Nothing herein shall affect the right of any holder of any Securities to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

(m)                               Waiver of Jury Trial.   THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

(n)                                 Signatures.     This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective officers or partners thereunto duly authorized.

Callisto Pharmaceuticals, Inc.

By:
Name:	Gary Jacob
Title:	CEO

RAB Special Situations (Master) Fund Limited by

(Signature)

(Name)

(Signature

(Name)

Authorised signatories for RAB Capital plc for and on behalf of RAB Special Situations (Master) Fund Limited

Address: c/o RAB Capital plc
1 Adam Street
London WC2N 6LE
United Kingdom

Facsimile: (+44) 20 7389 7057

Number of Shares: 500,000
Number of Warrants: 10,000,000

Absolute Octane Master Fund Limited

(Signature)

(Name)

Number of Shares: 500,000
Number of Warrants: 10,000,000